Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Treasury Increases to $47 Million from Exercised Warrants

Casper, Wyoming, March 2, 2011 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex and TSX: URZ; Frankfurt: U9E) is pleased to announce that 3,947,821 share purchase warrants of the Company were exercised prior to the accelerated expiry date of February 25, 2011. Uranerz now has over $47 million in its treasury, with no debt and 75,605,474 shares outstanding. The Company is well-positioned to begin construction of its Nichols Ranch ISR Uranium Project pending receipt of the final Materials License.

The final Materials License from the United States Nuclear Regulatory Commission (“NRC”) is the last authorization needed before on-site construction can commence on the Nichols Ranch ISR Uranium Project. Once the Materials License is issued, the Company plans to commence development of its first ISR uranium mine in Wyoming.

The Nichols Ranch ISR Uranium Project
The Company's Nichols Ranch ISR Uranium Project initially comprises two mining properties, the Nichols Ranch Unit and the Hank Unit. The mine plan for the Nichols Ranch ISR Uranium Project includes a central processing facility at the Company’s Nichols Ranch property, which is being permitted for a licensed capacity of two million pounds of uranium per year. The central processing facility will be designed to process uranium-bearing well field solutions from Nichols Ranch and uranium-loaded ion exchange resin from additional satellite deposits which are intended to be developed on the Company’s other Powder River Basin properties. The Company is currently preparing the permit application for its planned third ISR uranium mining unit in the Powder River Basin of Wyoming, named Jane Dough.

Uranerz has over thirty projects within the Powder River Basin and is continuing to acquire additional projects in the same region. The Company has recently staked an additional 20 federal mineral mining claims on targets believed to be highly prospective for uranium deposition. These targets were identified by analysis of previous drilling and general knowledge of the geology, chemical reduction/oxidation fronts and the depositional sandstone systems in this area.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial in-situ recovery (“ISR”) uranium production in Wyoming, the largest producer of uranium of any U.S. state. The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing and operating commercial ISR uranium projects.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at info@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the SEC at www.sec.gov or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements regarding the Company’s expectations that it will receive its final Materials License, and statements setting out its plans or projections as to commencement of construction of its Nichols Ranch ISR Uranium Project and all other statements containing estimates and expectations. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in the Company’s most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities regulators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking information or forward-looking statements, except as required by law.